Rule 424b3
file No. 333154118

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
One 1 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK, OF
THEOLIA SA
INCORPORATED UNDER THE
LAWS OF FRANCE
The Bank of New York Mellon, as
depositary hereinafter called the
Depositary, hereby certifies i that
there have been deposited with the
Depositary or its agent, nominee,
custodian, clearing agency or
correspondent, the securities
described above Shares or evidence
of the right to receive such Shares, ii
that at the date hereof each American
Depositary Share evidenced by this
Receipt represents the amount of
Shares shown above, and that

or registered assigns IS THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and
except as otherwise herein expressly
provided, is entitled upon surrender at
the Corporate Trust Office of the
Depositary, New York, New York of
this Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the reverse of
this Receipt and in compliance with
applicable laws or governmental
regulations, at Owners option 1 to
delivery at the office of the agent,
nominee, custodian, clearing agency
or correspondent of the Depositary, to
a person specified by Owner, of the
amount of Deposited Securities
represented hereby or evidence of the
right to receive the same or 2 to have
such Deposited Securities forwarded
at his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement created
by the Receipts as hereinafter defined
including such evidence of the right to
receive the same, and any and all
other securities, cash and other
property held by the Depositary in
place thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this Receipt
is registered upon the books of the
Depositary from time to time.  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street, New York, New
York 10286, and its principal
executive office is located at One
Wall Street, New York, New York
10286.
1.	RECEIPTS.
This American Depositary Receipt
this Receipt is one of a continuing
issue of American Depositary
Receipts collectively, the Receipts, all
evidencing rights of like tenor with
respect to the Deposited Securities,
and all issued or to be issued upon the
terms and subject to the conditions
herein provided, which shall govern
the continuing arrangement by the
Depositary with respect to initial
deposits as well as the rights of
holders and Owners of Receipts
subsequent to such deposits.
The issuer of the Receipts is deemed
to be the legal entity resulting from
the agreement herein provided for.
The issuance of Receipts against
deposits generally may be suspended,
or the issuance of Receipts against the
deposit of particular Shares may be
withheld, if such action is deemed
necessary or advisable by the
Depositary at any time and from time
to time because of any requirements
of any government or governmental
body or commission or for any other
reason.  The Depositary assumes no
liability with respect to the validity or
worth of the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
Until the surrender of this Receipt in
accordance with the terms hereof, the
Depositary will maintain an office in
the Borough of Manhattan, The City
of New York, for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may, during regular business hours,
inspect the transfer books maintained
by the Depositary that list the Owners
of the Receipts.  The transfer of this
Receipt is registrable on the books of
the Depositary at its Corporate Trust
Office by the holder hereof in person
or by duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied
by proper instruments of transfer and
funds sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if
any, as the Depositary may establish
for such purpose.  This Receipt may
be split into other such Receipts, or
may be combined with other such
Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered.  Upon such split or
combination not involving a transfer,
a charge will be made as provided
herein.  The Depositary may close the
transfer books at any time or from
time to time when deemed expedient
by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP
OR RESIDENCE.
The Depositary may require any
holder or Owner of Receipts, or any
person presenting securities for
deposit against the issuance of
Receipts, from time to time, to file
such proof of citizenship or residence
and to furnish such other information,
by affidavit or otherwise, and to
execute such certificates and other
instruments as may be necessary or
proper to comply with any laws or
regulations relating to the issuance or
transfer of Receipts, the receipt or
distribution of dividends or other
property, or the taxation thereof or of
receipts or deposited securities, and
the Depositary may withhold the
issuance or registration of transfer of
any Receipt or payment of such
dividends or delivery of such
property from any holder, Owner or
other person, as the case may be, who
shall fail to file such proofs,
certificates or other instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.
It is a condition of this Receipt and
every successive holder and Owner of
this Receipt by accepting or holding
the same consents and agrees, that
title to this Receipt, when properly
endorsed or accompanied by proper
instruments of transfer, is transferable
by delivery with the same effect as in
the case of a negotiable instrument;
provided, however, that prior to the
due presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat the
person in whose name this Receipt is
registered on the books of the
Depositary as the absolute owner
hereof for the purpose of determining
the person entitled to distribution of
dividends and for any other purpose.
5.	TAX LIABILITY.
The Depositary shall not be liable for
any taxes or governmental or other
assessments or charges that may
become payable in respect of the
Deposited Securities, but a ratable part
of any and all of the same, whether
such tax, assessment or charge
becomes payable by reason of any
present or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by the
Owner hereof to the Depositary at any
time on request.  Upon the failure of
the holder or Owner of this Receipt to
pay any such amount, the Depositary
may sell for account of such Owner
an amount of the Deposited Securities
equal to all or any part of the amount
represented by this Receipt, and may
apply the proceeds in payment of
such obligations, the Owner hereof
remaining liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
Every person presenting Shares for
deposit shall be deemed thereby to
represent and warrant that such Shares
and each certificate, if any, therefor
are validly issued, fully paid and
nonassessable, that such Shares were
not issued in violation of any
preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do.  Every such
person shall also be deemed to
represent that the deposit of such
securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended
the Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities
and issuance of Receipts.
This Receipt is issued subject, and all
rights of the holder or Owner hereof
are expressly subject, to the terms and
conditions set forth on both sides of
this Receipt, all of which form a part
of the agreement evidenced in this
Receipt and to all of which the holder
or Owner hereof by accepting this
Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES;
VOTING RIGHTS.
As of the date of the establishment of
the program for issuance of Receipts
by the Depositary, the Depositary
believed, based on limited
investigation, that the issuer of the
Deposited Securities either i furnished
the Securities and Exchange
Commission the Commission with
certain public reports and documents
required by foreign law or otherwise
or ii published information in English
on its Internet website at
www.theolia.com or another
electronic information delivery
system generally available to the
public in its primary trading market, in
either case in compliance with Rule
12g32b under the Securities and
Exchange Act of 1934 as in effect
and applicable to that issuer at that
time.  However, the Depositary does
not assume any duty to determine if
the issuer of the Deposited Securities
is complying with the current
requirements of Rule 12g32b or to
take any action if that issuer is not
complying with those requirements.
The Depositary shall be under no
obligation to give notice to the holder
or Owner of this Receipt of any
meeting of shareholders or of any
report of or communication from the
issuer of the Deposited Securities, or
of any other matter concerning the
affairs of such issuer, except as
herein expressly provided.  The
Depositary undertakes to make
available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office, any reports
and communication received from the
issuer of the Deposited Securities that
are both i received by the Depositary
as the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the issuer
thereof.  Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities,
except to the extent, if any, that the
Depositary in its sole discretion elects
to both i translate into English any of
such reports or communications that
were not in English when received by
the Depositary and ii make such
translations, if any, available for
inspection by holders and Owners of
the Receipts.  The Depositary has no
obligation of any kind to translate any
of such reports or communications or
to make such translation, if any,
available for such inspection.
The Depositary may, in its discretion,
exercise, in any manner, or not
exercise, any and all voting rights that
may exist in respect of the Deposited
Securities.  The Depositary may, but
assumes no obligation to, notify
Owners of an upcoming meeting of
holders of Deposited Securities or
solicit instructions from Owners as to
the exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and payment to
it of any expense involved, the
Depositary may, in its sole discretion,
but assumes no obligation to, exercise
any voting rights with respect to the
amount of the Deposited Securities
represented by the American
Depositary Shares evidenced by this
Receipt in accordance with that
request.
8.	DISTRIBUTIONS.
Until the surrender of this Receipt, the
Depositary a shall distribute or
otherwise make available to the
Owner hereof, at a time and in such
manner as it shall determine, any
distributions of cash, Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available
to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of subscription or other
rights, in each case received with
respect to the amount of Deposited
Securities represented hereby, after
deduction, or upon payment of the
fees and expenses of the Depositary
described in Article 13 below, and the
withholding of any taxes in respect
thereof; provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of United
States counsel, that the distribution is
registered under, or is exempt from or
not subject to the registration
requirements of, the Securities Act of
1933 or any other applicable law.  If
the Depositary is not obligated, under
the preceding sentence, to distribute
or make available a distribution under
the preceding sentence, the
Depositary may sell such Shares,
other securities, subscription or other
rights, securities or other property,
and the Depositary shall distribute the
net proceeds of a sale of that kind to
the Owners entitled to them, after
deduction or upon payment of the
fees and expenses of the Depositary
described in Article 13 below and the
withholding of any taxes in respect
thereof.  In lieu of distributing
fractional American Depositary
Shares for distributed Shares or other
fractional securities, the Depositary
may, in its discretion, sell the amount
of securities or property equal to the
aggregate of those fractions.  In the
case of subscription or other rights,
the Depositary may, in its discretion,
issue warrants for such subscription
or other rights andor seek instructions
from the Owner of this Receipt as to
the disposition to be made of such
subscription or other rights.  If the
Depositary does not distribute or
make available to Owners or sell
distributed subscription or other
rights, the Depositary shall allow
those rights to lapse.  Sales of
subscription or other rights, securities
or other property by the Depositary
shall be made at such time and in
such manner as the Depositary may
deem advisable.
If the Depositary shall find in its
opinion that any cash distribution is
not convertible in its entirety or with
respect to the Owners of a portion of
the Receipts, on a reasonable basis
into U.S. Dollars available to it in the
City of New York, or if any required
approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable period,
the Depositary may in its discretion
make such conversion and
distribution in U.S. Dollars to the
extent possible, at such time and rates
of conversion as the Depositary shall
deem appropriate, to the Owners
entitled thereto and shall with respect
to any such currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective accounts
of such Owners uninvested and
without liability for interest thereon,
in which case the Depositary may
distribute appropriate warrants or
other instruments evidencing rights to
receive such foreign currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
Whenever any cash dividend or other
cash distribution shall become
payable or any distribution other than
cash shall be made, or whenever
rights shall be offered, with respect to
Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited
Securities, or whenever it is necessary
or desirable to determine the Owners
of Receipts, the Depositary will fix a
record date for the determination of
the Owners generally or the Owners
of Receipts who shall be entitled to
receive such dividend, distribution or
rights, or the net proceeds of the sale
thereof, to give instructions for the
exercise of voting rights at any such
meeting or responsible for any other
purpose for which the record date was
set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon i any change in nominal value
or any subdivision, combination or
any other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization, sale
of assets substantially as an entirety,
merger or consolidation affecting the
issuer of the Deposited Securities or
to which it is a party, or iii the
redemption by the issuer of the
Deposited Securities at any time of
any or all of such Deposited
Securities provided the same are
subject to redemption, then and in any
such case the Depositary shall have
the right to exchange or surrender
such Deposited Securities and accept
and hold hereunder in lieu thereof
 other shares, securities, cash or
property to be issued or delivered in
lieu of or in exchange for, or
distributed or paid with respect to,
such Deposited Securities.  Upon any
such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this
Receipt in exchange upon payment of
fees and expenses of the Depositary
for one or more new Receipts of the
same form and tenor as this Receipt,
but describing the substituted
Deposited Securities.  In any such
case the Depositary shall have the
right to fix a date after which this
Receipt shall only entitle the Owner to
receive such new Receipt or Receipts.
 The Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of Receipts,
provided that in the case of any
redemption of less than all of the
Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of redemption
shall be to receive the cash, rights and
other property applicable to the same,
upon surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts evidencing
such American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future
law of the United States of America,
any state thereof, or of any other
country, or of any governmental or
regulatory authority, or by reason of
any provision, present or future, of
the charter or articles of association or
similar governing document of the
issuer or of the Deposited Securities,
the Depositary shall be prevented,
delayed or forbidden from or
subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any
act or thing which by the terms hereof
it is provided shall be done or
performed, ii by reason of any non-
performance or delay, caused as
specified in clause i above, in the
performance of any act or thing
which by the terms of this Receipt it is
provided shall or may be done or
performed, iii by reason of any
exercise of, or failure to exercise, any
discretion provided for herein, iv for
the inability of any Owner or holder
to benefit from any distribution,
offering, right or other benefit which
is made available to holders of
Deposited Securities but is not made
available to Owners or holders, v for
any special, consequential or punitive
damages for any breach of the terms
of this Receipt or vi arising out of any
act of God, terrorism or war or any
other circumstances beyond its
control.
The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the request
of any Owner, or for not exercising
any right to vote any Deposited
Securities.
The Depositary does not assume any
obligation and shall not be subject to
any liability to holders or Owners
hereunder other than agreeing to act
without negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
The Depositary shall be under no
obligation to appear in, prosecute or
defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of
the Receipts on behalf of Owners or
holders or any other persons.  The
Depositary shall not be liable for any
action or nonaction by it in reliance
upon the advice of or information
from legal counsel, accountants or
any other persons believed by it in
good faith to be competent to give
such advice or information.
The Depositary, subject to Article 14
hereof, may itself become the owner
of and deal in securities of any class
of the issuer of the Deposited
Securities and in Receipts of this
issue.
12.	  TERMINATION OF
AGREEMENT AND SURRENDER
OF THIS RECEIPT.
The Depositary may at any time
terminate the agreement evidenced by
this Receipt and all other Receipts by
mailing notice of such termination to
the Owners of all Receipts then
outstanding at their addresses
appearing upon the books of the
Depositary, at least thirty days prior to
the date fixed in such notice for
termination.  On and after such date
of termination the Owner hereof,
upon surrender of this Receipt at the
Corporate Trust Office of the
Depositary, will be entitled to delivery
of the amount of the Deposited
Securities represented hereby upon
the same terms and conditions, and
upon payment of a fee at the rates
provided herein with respect to the
surrender of this Receipt for
Deposited Securities and on payment
of applicable taxes and charges.  The
Depositary may convert any
dividends received by it in cash after
the termination date into U.S. Dollars
as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and
any taxes and governmental charges
and shall thereafter hold the balance
of said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered within
thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities in
such manner as it may determine, and
may thereafter hold uninvested the
net proceeds of any such sale or sales
together with any dividends received
prior to such sale or the U.S. Dollars
received on conversion thereof,
unsegregated and without liability for
any interest thereon, for the pro rata
benefit of the Owners of the Receipts
that have not  theretofore been
surrendered for cancellation, such
Owners thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.  After
making such sale, or if no such sale
can be made after the expiration of
one year from such date of
termination, the Depositary shall be
discharged from all obligations
whatsoever to the holders and Owners
of the Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees, charges and
expenses of the Depositary or of the
Deposited Securities, in case no sale
can be made, upon surrender of the
Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE
DEPOSITARY.
The Depositary may charge any party
depositing or withdrawing Shares, any
party transferring or surrendering
Receipts, any party to whom Receipts
are issued including issuance pursuant
to a stock dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for the
delivery or surrender of Receipts and
deposit or withdrawal of Shares, ii
fees for distributing cash, Shares or
other property received in respect of
Deposited Securities, iii taxes and
other governmental charges, iv
registration or custodial fees or
charges relating to the Shares, v cable,
telex and facsimile transmission
expenses, vi foreign currency
conversion expenses and fees, vii
depositary servicing fees and viii any
other fees or charges incurred by the
Depositary or its agents in connection
with the Receipt program.  The
Depositarys fees and charges may
differ from those of other
depositaries.  The Depositary reserves
the right to modify, reduce or increase
its fees upon thirty 30 days notice to
the Owner hereof.  The Depositary
will provide, without charge, a copy
of its latest schedule of fees and
charges to any party requesting it.
The Depositary may charge fees for
receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered
Receipts, for transfer of Receipts, for
splits or combinations of Receipts, for
distribution of each cash or other
distribution on Deposited Securities,
for sales or exercise of rights, or for
other services performed hereunder.
 The Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of its
latest fee schedule to any party
requesting it.
14.	  PRERELEASE OF
RECEIPTS.
Notwithstanding any other provision
of this Receipt, the Depositary may
execute and deliver Receipts prior to
the receipt of Shares PreRelease. The
Depositary may deliver Shares upon
the receipt and cancellation of
Receipts which have been
PreReleased, whether or not such
cancellation is prior to the termination
of such PreRelease or the Depositary
knows that such Receipt has been
PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or Receipts
to be remitted, as the case may be,
b at all times fully collateralized with
cash or such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary on not
more than five 5 business days notice,
and d subject to such further
indemnities and credit regulations as
the Depositary deems appropriate.
 The number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will not
normally exceed thirty percent 30%
of the Shares deposited with the
Depositary; provided, however, that
the Depositary reserves the right to
change or disregard such limit from
time to time as it deems appropriate.
The Depositary may retain for its own
account any compensation received
by it in connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms of this
Receipt to the contrary, the
Depositary will not exercise any rights
it has under this Receipt to prevent the
withdrawal or delivery of Deposited
Securities in a manner which would
violate the United States securities
laws including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as amended
from time to time, under the Securities
Act of 1933.
16.	GOVERNING LAW; VENUE
OF ACTIONS; JURY TRIAL
WAIVER.
This Receipt shall be interpreted and
all rights hereunder and provisions
hereof shall be governed by the laws
of the State of New York.
All actions and proceedings brought
by any Owner or holder of this
Receipt against the Depositary arising
out of or relating to the Shares or
other Deposited Securities, the
American Depositary Shares or the
Receipts, or any transaction
contemplated herein, shall be litigated
only in courts located within the State
of New York.
EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE
LAW, ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY
SUIT, ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING
TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES
OR THE RECEIPTS, OR ANY
TRANSACTION CONTEMPLATED
HEREIN, OR THE BREACH
HEREOF, INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
The form of the Receipts and the
agreement created thereby may at any
time and from time to time be
amended by the Depositary in any
respect which it may deem necessary
or desirable. Any amendment which
shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the
time any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment
and to be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to surrender
such Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced thereby,
except in order to comply with
mandatory provisions of applicable
law.